                                                                    Exhibit 10.8

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                      ) Case No. 02-10109 (JJF)
                                            )
FANSTEEL, INC., et al.,                     ) Chapter 11
                                            ) (Jointly Administered)
                  Former Debtors.           )

                        STIPULATION AND ORDER CLARIFYING
                         AND/OR MODIFYING CONSENT DECREE

    Fansteel, Inc. ("Fansteel"), North Chicago, Inc. ("NCI"), the City of North
Chicago (the "City") and the United States, on behalf of the Environmental
Protection Agency ("EPA"), the Department of the Navy ("Navy"), the United
States Department of the Interior ("DOI"), and the National Oceanic and
Atmospheric Administration of the United States Department of Commerce ("NOAA")
(each a "Party" and collectively, the "Parties") hereby stipulate and agree as follows:

         WHEREAS:

    A. The Second Amended Joint Plan of Reorganization of Fansteel, Inc. and
Subsidiaries (the "Plan") was confirmed by the United States District Court for the District of Delaware (the "District Court") by order dated December 23, 2003
(the "Confirmation Order").

    B. Article XIII, Section C of the Plan contemplated the North Chicago
Settlement, as described more fully in the North Chicago Consent Decree (the
"Consent Decree"), and which was approved by order of the District Court dated
November 17, 2003.

    C. Pursuant to the Plan and Consent Decree, an unsecured, non-interest bearing note in the amount of $2,170,000 was issued by Fansteel in favor of NCI
(the "NCI Primary Note"). As of the date hereof, Fansteel has paid NCI
$22,768.10, which amount has been expended by NCI to revise and complete the
North Chicago EE/CA.(1)

--------------------
(1)      Capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan and/or the Consent Decree as applicable.

    D. The Consent Decree contemplated the City exercising its eminent domain authority to take the North Chicago Facility for just compensation of
$1,400,000, which compensation Fansteel had agreed upon.

    E. As authorized by Resolution 730, passed by the City Council of the City of North Chicago (the "City Council"), the City entered into an Option to
Purchase, dated November 13, 2003, between the City and Fansteel, whereby the
City was granted an exclusive option to purchase the North Chicago Facility at the agreed just compensation of $1,400,000 pursuant to the City's power of eminent domain (the "Option").

    F. The City has noticed its intent to exercise the Option and purchase the
North Chicago Facility. In order to facilitate the proposed eminent domain transaction (the "Transaction"), and in connection therewith, it is necessary to supplement, clarify and/or modify the Consent Decree.

    G. On the effective date of the Transaction (the "ED Effective Date"), among other related occurrences, (i) title to the North Chicago Facility (exclusive of certain items of personal property, title to which will reside with Fansteel)
will be transferred from NCI to the City, (ii) the City will make a cash payment of $1,400,000 to EPA, (iii) Fansteel will issue the ED Note, (iv) and the City will lease portions of the North Chicago Facility to Fansteel.

    H. The District Court has jurisdiction over matters relating to the Consent
Decree pursuant to retention of jurisdiction provisions in Article XI of the
Plan, paragraph 31 of the Confirmation Order and paragraph 68 of the Consent
Decree. In the Consent Decree, the District Court retained jurisdiction for the duration of the performance of the Consent Decree's terms and provisions for the purpose of, among other things, enabling the Parties to apply to the District
Court to modify the Consent Decree and to resolve disputes concerning the
Consent Decree.

    I. The Consent Decree may be modified, amended or supplemented by written consent of the parties thereto and approval of the District Court (paragraph 66 of Consent Decree).

                  NOW THEREFORE, it is stipulated to and agreed to by and
between the Parties, subject to approval by the District Court as follows:

    1. NCI Completion of North Chicago EE/CA/Surviving Obligations. Pursuant to
paragraphs 9 and 61(d) of the Consent Decree, NCI is obligated to complete the
North Chicago EE/CA after the ED Effective Date. As of the ED Effective Date,
NCI will not have completed the North Chicago EE/CA. Based on the most current minutes of discussions with EPA, NCI believes that it will cost approximately
$65,000 to complete the North Chicago EE/CA and receive approval from EPA. On or before the ED Effective Date, Fansteel shall pay $65,000 to NCI (such payment to be treated as a credit against Fansteel's ED Note as more specifically described in paragraph 5 hereof and in the ED Note) and NCI shall establish a bank account with such $65,000 for the purpose of funding the completion of the North Chicago
EE/CA (the "EE/CA Account").

    The EPA shall use reasonable best efforts to review on an expedited basis any and all submissions by NCI of the North Chicago EE/CA after the ED Effective
Date and either approve it upon certain conditions, modify the submission, disapprove the submission and direct NCI to modify it, or any combination of these.

    In the event that NCI believes and, after written notice, EPA agrees that completion and approval of the EE/CA will cost more than $65,000 after the ED
Effective Date, EPA may direct Fansteel to pay (on the date on which the first installment payment is due under the ED Note) to NCI directly for such additional costs to complete the EE/CA an agreed-upon amount up to a maximum of the amount of the first installment (after giving effect to the credit), and payment by Fansteel to NCI of such amount shall be credited and shall be deemed to constitute payment on the ED Note. NCI's written notice that completion of the EE/CA will cost more than $65,000 after the

ED Effective Date shall include a summary of the costs expended after the ED
Effective Date and an estimate of the nature and additional expenditures required.

         Therefore, upon the ED Effective Date, NCI shall have no further obligations under the Consent Decree with the exception of (i) completing the
North Chicago EE/CA as described above, and (ii) payment of any indemnity claims filed against NCI by the United States (pursuant to paragraph 45 of the Consent
Decree) (the "Indemnity Claims").

         Once the EE/CA is completed and approved by EPA and assuming no
Indemnity Claims have been filed as of such date, the balance, if any, of the
EE/CA Account shall be transferred to EPA and NCI shall be free to dissolve.

    2. Payment of $1,400,000 Directly to EPA. Fansteel and NCI hereby consent to and direct the City on the ED Effective Date to make the $1,400,000 cash payment, representing just compensation for the North Chicago Facility, directly to EPA in lieu of making the payment to NCI and NCI in turn making the payment to EPA. Such cash amount shall be deposited by EPA into the Vacant Lot Special
Account.

    3. Fansteel's Closing Obligations. On or before the ED Effective Date,
Fansteel shall (i) deliver a note in the aggregate amount of $677,231.90, substantially in the form attached hereto as Exhibit A (the "ED Note"), and (ii)
transfer to NCI $65,000 of cash for the EE/CA Account (the "EE/CA Funding
Amount").

    4. Fansteel Surviving Rights and Obligations. After the ED Effective Date,
Fansteel shall have no further obligations under the Consent Decree with the exception of (i) payment of the ED Note and (ii) continuance of the pursuit, collection and turnover of insurance proceeds or cash as set forth in paragraph
5 of the Consent Decree, provided however, that

         A. Beginning on September 4, 2005 (6 months after issuance of the ED
Note), and continuing semi-annually until March 4, 2008 (the "Maturity Date"),
Fansteel shall make equal installments of principal of the ED Note, provided, however, that the EE/CA Funding Amount shall be deemed to be a prepayment, in part, of the installment due on September 4, 2005. On the Maturity Date, in the
event that the principal has not been repaid in full prior thereto, the final installment shall be a payment equal to the amount necessary to repay in full the outstanding principal balance hereof, and

         B. Fansteel shall receive the first $500,000 of Net Insurance Proceeds pursuant to paragraph 5(b) of the Consent Decree as if it had funded the NCI
Contingent Note. If any of such proceeds are received while the ED Note is outstanding, the lesser of 50% of such insurance proceeds or the outstanding balance of the ED Note shall be used to prepay the balance of the ED Note and the remaining amount of such proceeds shall be property of Fansteel free and clear of any interest of EPA or any other party to the Consent Decree. Any Net
Insurance Proceeds in excess of $500,000 shall be distributed 50% to the United
States, on behalf of the Navy, DOI, NOAA and EPA (90% to be allocated among the
Navy, DOI, and NOAA as agreed, 10% to EPA), and the balance shall be retained by
Fansteel.

    5. EPA Completion of North Chicago Response Action. Pursuant to paragraph
33(a) of the Consent Decree and in accordance with the provisions of the Plan
(see Article I.B.121 & 122), completion of the North Chicago Response Action shall be deemed to provide the equivalent of any necessary RCRA closure requirements for the North Chicago Facility.

    6. City Eminent Domain Power/Option Period. Paragraph 61 of the Consent
Decree dictates the Parties' obligations in the event that the City timely exercises it power of eminent domain and takes the North Chicago Facility.
However, the Transaction will not be effected through a formal eminent domain proceeding and will be effected subsequent to September 1, 2004. Although the
Parties previously have agreed to extend the City's time for exercise of the
Option, no formal prior court approval, as required by paragraph 66 of the
Consent Decree, was obtained. Accordingly, the Parties hereby agree (i) that the
City's exercise of the Option shall be

deemed to be an exercise of its eminent domain power, and (ii) agree to extend the option period to March 10, 2005.

    7. Signatory Authority. This Stipulation may be executed by counsel for the parties and, if so, shall be and be deemed to be authorized by such party and be binding upon such party.

Dated: March 3, 2005

                                  FANSTEEL INC.

                                  By: /s/ Jeffrey S. Sabin
                                      --------------------------------
                                      Name:  Jeffrey S. Sabin
                                      Title: Attorney for Fansteel, Inc.

                                  NORTH CHICAGO, INC.

                                  By: /s/ Jeffrey S. Sabin
                                      --------------------------------
                                      Name:  Jeffrey S. Sabin
                                      Title: Attorney for North Chicago, Inc.

                                  UNITED STATES

                                  By: /s/ Richard Gladstein
                                      --------------------------------
                                      Name:  Richard Gladstein
                                      Title: Attorney for United States

                                  CITY OF NORTH CHICAGO

                                  By: /s/ Jeffrey D. Jeep
                                      --------------------------------
                                      Name:  Jeffrey D. Jeep
                                      Title: Attorney for City of North Chicago

SO ORDERED

   /s/ Joseph J. Farnan, Jr.
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HONORABLE JOSEPH J. FARNAN, JR.
UNITED STATES DISTRICT JUDGE